Exhibit 99

BMC Software Announces Fiscal 2012 Fourth Quarter and Full Year Results

  BMC delivers record fiscal year results for revenue, non-GAAP operating income, non-GAAP diluted EPS and cash flow from operations
  Revenue for fiscal 2012 rose 5 percent
  Total cloud bookings for fiscal 2012 were approximately $100 million, with cloud-related license bookings rising 70 percent in fiscal 2012 versus fiscal 2011
  SaaS bookings grew by nearly 250 percent with over 200 customers added during fiscal 2012
  MSM fiscal 2012 bookings rose 6 percent year-over-year
  Professional Services revenue rose 21 percent in fiscal 2012
  Non-GAAP operating income for the year increased by 6 percent
  Non-GAAP diluted EPS for the year was up 9 percent
  Cash flow from operations for the year grew 5 percent to $800 million

HOUSTON--(BUSINESS WIRE)--May 9, 2012--BMC Software (NASDAQ: BMC), the recognized leader in Business Service Management (BSM), today announced its fiscal 2012 fourth quarter and full year results.

GAAP net earnings for the full fiscal year were $401 million, or $2.32 per diluted share, versus $456 million, or $2.50 per diluted share in fiscal 2011. Non-GAAP net earnings for the year were $562 million, or $3.25 per diluted share, compared to $546 million, or $2.99 per diluted share in fiscal 2011.

GAAP net earnings in both fiscal 2012 and 2011 were positively impacted by net income tax benefits of $6 million and $57 million, respectively, associated with tax authority settlements related to prior years’ tax matters. These tax benefits were excluded from the Company’s non-GAAP results.

GAAP net earnings for the fourth quarter were $71 million, or $0.43 per diluted share, versus $123 million, or $0.67 per diluted share in the year-ago period. Non-GAAP net earnings for the quarter were $123 million, or $0.74 per diluted share, which reflects a non-GAAP effective tax rate for the quarter of 30 percent.

Included in the financial tables is a complete reconciliation between non-GAAP and GAAP results.

“BMC ended fiscal 2012 with encouraging momentum. With increased sales capacity, powerful additions to our technology portfolio and expanded global alliances, we are more strongly positioned than ever to capture the growing demand among enterprises for a comprehensive, heterogeneous and seamlessly integrated IT management platform,” said Bob Beauchamp, BMC’s chairman and chief executive officer. “Our cloud and SaaS initiatives continue to generate strong growth, our MSM business remains a solid performer and our Global Services business is gaining size and scale.”

The Company posted the following key results for fiscal 2012 and the fourth fiscal quarter:

  ESM license bookings during the fourth quarter rose 21 percent on a sequential basis.
  In the fourth quarter, BMC’s SaaS bookings nearly tripled and our cloud-related license bookings nearly doubled on a year-over-year basis.
  The Company’s overall ESM sales force capacity rose 20 percent for the year, excluding Numara.
  MSM total bookings overall rose 6 percent for the full fiscal year with nearly 550 new product placements to new and existing customers.
  Services revenue grew 10 percent for the fourth quarter and 21 percent for the full fiscal year.

During the fourth quarter, BMC continued its stock repurchase activities, spending $150 million to repurchase 4.1 million shares. For fiscal 2012, BMC repurchased 19.2 million shares at a cost of $781 million. The Company had $850 million remaining in its current share repurchase program as of March 31, 2012.

“The improvement and momentum we demonstrated in the fourth quarter bodes well as we enter fiscal 2013,” said Steve Solcher, BMC’s chief financial officer. “Despite the challenges we faced throughout the fiscal year, for the year we grew non-GAAP operating income by 6 percent, non-GAAP diluted earnings per share by 9 percent and cash flow from operations by 5 percent.”

Fiscal 2013 Expectations

For fiscal 2013, BMC expects non-GAAP diluted earnings per share in the range of $3.49 to $3.59 per share. At the midpoint, this would represent a 9 percent increase over fiscal 2012.

This range excludes an estimated $1.07 to $1.12 per share for non-GAAP adjustments, including expenses related to the amortization of intangible assets, stock-based compensation, and severance, exit costs and related charges.

The assumptions underlying the full year fiscal 2013 expectations include:

  Total bookings growth in the mid to high single digits
  ESM license bookings growth in the low double digits
  MSM total bookings flat compared to the previous year with annualized bookings growth in the low double digits
  Revenue growth in the mid to high single digits with a license bookings ratable rate slightly lower than the prior year
  Non-GAAP operating margin slightly lower than the prior year
  Currency impact at today’s rates
  Other income at a loss of around $30 million, which incorporates the recent $500 million debt issuance
  Weighted shares outstanding down approximately 5 percent from the prior year
  A non-GAAP tax rate of 26.5 percent – flat compared to fiscal 2012

BMC expects full year fiscal 2013 cash flow from operations to be between $800 million and $850 million, which at the midpoint represents a 3 percent improvement over fiscal 2012.

Conference Call

A conference call to discuss fiscal 2012 fourth quarter and full year results is scheduled for today, May 9, 2012 at 4:00 pm Central Time. Those interested in participating may call (913) 312-6687 and use the pass code BMC. To access a replay of the conference call that will be available for one week, dial (719) 457-0820 or (888) 203-1112 and use the pass code BMC. A live web cast of the conference call will be available on the Company's website at investors.bmc.com. A replay of the web cast will be available within 24 hours and archived on the website.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release and the accompanying tables the following non-GAAP information: (a) non-GAAP operating expenses, (b) non-GAAP operating income, (c) non-GAAP operating margin, (d) non-GAAP net earnings and (e) non-GAAP diluted earnings per share. Each of these financial measures excludes the impact of certain items and therefore has not been calculated in accordance with GAAP. These non-GAAP financial measures exclude share-based compensation expense; the amortization of intangible assets; severance, exit costs and related charges; as well as the related tax impacts of these items; and certain discrete tax items. Each of the non-GAAP adjustments is described in more detail below. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that BMC management and the board of directors do not consider part of core operating results when assessing the performance of the organization. In addition, we have historically reported similar non-GAAP financial measures and we believe that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. Accordingly, we believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management.

While we believe that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as share-based compensation expense; the amortization of intangible assets; severance, exit costs and related charges; as well as the related tax impacts of these items; and certain discrete tax items that are excluded from our non-GAAP financial measures can have a material impact on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

The following discusses the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures:

  Share-based compensation expense. Our non-GAAP financial measures exclude the compensation expenses required to be recorded by GAAP for equity awards to employees and directors. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding expenses related to share-based compensation, because these costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted.
  Amortization of intangible assets. Our non-GAAP financial measures exclude costs associated with the amortization of intangible assets. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding amortization of intangible assets, because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Severance, exit costs and related charges. Our non-GAAP financial measures exclude severance, exit costs and related charges, and any subsequent changes in estimates, as they relate to our corporate restructuring and exit activities. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding severance, exit costs and related charges, in order to provide comparability and consistency with historical operating results.
  Certain discrete tax items. Our non-GAAP financial measures exclude net tax benefits of $6 million and $57 million for the years ended March 31, 2012 and 2011, respectively, in connection with tax authority settlements related to prior years’ tax matters. Management excludes the impact of these items in evaluating corporate performance. Therefore, we exclude these items when presenting non-GAAP financial measures.

In this press release we refer to certain bookings information. Bookings represent the transactional value of new contracts closed and recorded in our financial statements, including amounts recorded to both revenue and deferred revenue. We also refer to growth rates for revenue and bookings at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company’s business performance. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Business Runs on IT. IT Runs on BMC Software.

More than 25,000 IT organizations – from the Global 100 to the smallest businesses – in over 120 countries rely on BMC Software to manage their business services and applications across distributed, mainframe, virtual and cloud environments. With the leading Business Service Management platform, Cloud Management, and the industry’s broadest choice of IT management solutions, BMC helps customers cut costs, reduce risk and achieve business objectives. For the four fiscal quarters ended March 31, 2012, BMC revenue was approximately $2.2 billion. For more information about BMC Software (NASDAQ: BMC), please visit www.bmc.com.

This news release and other related public statements we make contain both historical information and forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “intends,” “expects,” “estimates,” “guidance,” “outlook,” “view” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expectations and guidance for fiscal 2013 non-GAAP diluted earnings per share and cash flow from operations, including the underlying assumptions, as well as statements we make regarding our plans, objectives, strategies and expectations for future operations and results. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: 1) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; 2) competition in our markets and market entrants utilizing alternative business models can result in pricing pressures and competition for new customers as well as potential displacements of our existing customers; 3) our cash flow from operations could be affected by many factors, including, but not limited to, lengthening sales cycles, the size and timing of bookings, customer payment terms, the timing of collections, increased expenses, reduced net earnings and movement in foreign currency exchange rates; 4) a significant percentage of our license transactions are completed during the final weeks and days of each quarter, which creates a level of uncertainty as to whether revenue, license bookings and/or earnings will have met expectations until after the end of the quarter; 5) our operating costs and expenses are relatively fixed over the short term, so if we have a shortfall in revenue in any given quarter, our ability to offset revenue shortfalls in the near-term is limited; 6) software product development is highly technical and inherently complex and delays in the timing and feasibility of product releases could have a material adverse effect on expectations and actual results for bookings, revenue, margins and cash flow from operations; 7) changes to our sales organization, including personnel, compensation practices and organizational and process changes, may be disruptive and negatively impact our results of operations; 8) our expectations for revenue and earnings are based on assumptions of the percentage of license revenue which will be recognized upfront versus deferred and the percentage of customer renewals for maintenance contracts; if our actual results do not match our assumptions, our recognized revenue and resultant earnings could fall short of expectations; 9) our effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect our earnings; 10) we conduct significant transactions in currencies other than the United States dollar and changes in the value of major foreign currencies relative to the U.S. dollar can significantly affect our reported revenue and operating results; 11) customers may not require, or may delay, additional capacity upgrades of our software, particularly our mainframe management software, due to the existence of sufficient hardware capacity, the uncertain timing of hardware upgrades or other reasons, and the timing of renewals of existing license agreements may be different than we expect; and 12) the additional risks and important factors described in BMC Software's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. These filings are available on our website at http://investors.bmc.com. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © Copyright 2012 BMC Software Inc.

BMC SOFTWARE, INC. STATEMENTS OF OPERATIONS (In millions, except per share data) (Unaudited)

			Incr/(Decr)
	Quarter Ended March 31,		Percentage
	2011	2012	Change
Revenue:
License	$250.6	$233.6	(6.8)%
Maintenance	258.6	273.0	5.6%
Professional services	53.0	58.1	9.6%
Total revenue	562.2	564.7	0.4%

Operating expenses:
Cost of license revenue	34.6	42.2	22.0%
Cost of maintenance revenue	45.1	59.0	30.8%
Cost of professional services revenue	54.0	58.6	8.5%
Selling and marketing expenses	165.9	181.7	9.5%
Research and development expenses	54.7	43.7	(20.1)%
General and administrative expenses	57.7	57.9	0.3%
Amortization of intangible assets	8.4	15.6	85.7%
Total operating expenses	420.4	458.7	9.1%
Operating income	141.8	106.0	(25.2)%
Other income (loss), net	2.0	(4.0)	(300.0)%
Earnings before income taxes	143.8	102.0	(29.1)%
Provision for income taxes	21.3	31.3	46.9%
Net earnings	$122.5	$70.7	(42.3)%

Diluted earnings per share	$0.67	$0.43	(35.8)%

Shares used in computing diluted earnings per share	182.3	165.6	(9.2)%

BMC SOFTWARE, INC. STATEMENTS OF OPERATIONS (In millions, except per share data)

			Incr/(Decr)
	Year Ended March 31,		Percentage
	2011	2012	Change
		(Unaudited)
Revenue:
License	$864.5	$877.8	1.5%
Maintenance	1,024.2	1,080.4	5.5%
Professional services	176.6	213.8	21.1%
Total revenue	2,065.3	2,172.0	5.2%

Operating expenses:
Cost of license revenue	129.8	158.4	22.0%
Cost of maintenance revenue	169.4	198.5	17.2%
Cost of professional services revenue	186.0	212.0	14.0%
Selling and marketing expenses	611.4	634.0	3.7%
Research and development expenses	181.6	165.2	(9.0)%
General and administrative expenses	220.7	217.9	(1.3)%
Amortization of intangible assets	33.6	42.1	25.3%
Total operating expenses	1,532.5	1,628.1	6.2%
Operating income	532.8	543.9	2.1%
Other loss, net	(1.5)	(13.9)	nm
Earnings before income taxes	531.3	530.0	(0.2)%
Provision for income taxes	75.1	129.0	71.8%
Net earnings	$456.2	$401.0	(12.1)%

Diluted earnings per share	$2.50	$2.32	(7.2)%

Shares used in computing diluted earnings per share	182.4	172.8	(5.3)%

BMC SOFTWARE, INC. BALANCE SHEETS (In millions)

		Unaudited
	March 31,	June 30,	September 30,	December 31,	March 31,
	2011	2011	2011	2011	2012

Current assets:
Cash and cash equivalents	$1,660.9	$1,582.9	$1,459.7	$1,319.5	$1,496.9	(a)
Short-term investments	27.8	31.9	30.9	37.1	86.1	(a)
Trade accounts receivable, net	284.1	176.2	219.6	239.4	296.7
Trade finance receivables, net	112.6	99.0	52.5	74.2	108.0
Other current assets	182.0	173.3	170.4	165.6	193.2
Total current assets	2,267.4	2,063.3	1,933.1	1,835.8	2,180.9

Property and equipment, net	94.2	90.9	86.3	84.4	87.8
Software development costs, net	193.8	201.9	214.1	230.2	244.7
Long-term investments	67.8	64.1	61.9	57.4	52.6	(a)
Long-term trade finance receivables, net	110.8	132.8	59.0	55.7	80.1
Goodwill and intangible assets, net	1,507.9	1,648.2	1,612.4	1,606.2	1,978.1
Other long-term assets	243.5	236.5	222.8	218.5	240.2
Total assets	$4,485.4	$4,437.7	$4,189.6	$4,088.2	$4,864.4

Current liabilities:
Trade accounts payable	$30.8	$33.3	$32.1	$31.8	$31.5
Finance payables	16.6	1.0	0.4	2.2	1.2
Accrued liabilities	316.0	204.0	256.6	248.5	321.4
Deferred revenue	1,026.9	1,065.8	990.5	1,001.9	1,059.5
Total current liabilities	1,390.3	1,304.1	1,279.6	1,284.4	1,413.6

Long-term deferred revenue	928.6	1,002.7	903.7	868.5	934.4
Long-term borrowings	335.6	333.9	336.9	325.4	821.6
Other long-term liabilities	168.0	163.3	146.2	144.6	249.0
Total long-term liabilities	1,432.2	1,499.9	1,386.8	1,338.5	2,005.0

Total stockholders' equity	1,662.9	1,633.7	1,523.2	1,465.3	1,445.8

Total liabilities and stockholders' equity	$4,485.4	$4,437.7	$4,189.6	$4,088.2	$4,864.4

(a) Total cash and investments	$1,756.5	$1,678.9	$1,552.5	$1,414.0	$1,635.6

BMC SOFTWARE, INC. STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

Quarter Ended March 31,			Year Ended March 31,
2011	2012		2011	2012

		Cash flows from operating activities:
$122.5	$70.7	Net earnings	$456.2	$401.0
		Adjustments to reconcile net earnings to net cash
		provided by operating activities:
49.9	63.0	Depreciation and amortization	190.0	224.6
18.3	4.2	Deferred income tax provision	40.9	1.7
30.2	34.5	Share-based compensation expense	106.5	127.2
(0.5)	0.5	Loss (gain) on investments, net and other	(2.8)	2.9
		Changes in operating assets and liabilities, net of acquisitions:
36.8	(49.6)	Trade accounts receivable	(70.5)	(2.5)
(80.9)	(58.2)	Trade finance receivables	22.9	33.7
(13.9)	(19.8)	Prepaid and other current assets	(19.9)	(13.5)
(5.3)	(13.9)	Other long-term assets	(6.5)	3.9
(9.8)	72.6	Accrued and other current liabilities	(30.2)	24.8
145.6	108.9	Deferred revenue	132.0	20.3
3.6	2.5	Other long-term liabilities	(33.6)	(6.6)
(6.1)	(2.5)	Other operating assets and liabilities	(19.8)	(17.2)
290.4	212.9	Net cash provided by operating activities	765.2	800.3

		Cash flows from investing activities:
-	6.0	Proceeds from maturities of investments	50.0	30.8
13.8	10.7	Proceeds from sales of investments	47.8	15.1
(49.4)	(58.4)	Purchases of investments	(57.6)	(88.5)
-	(301.4)	Cash paid for acquisitions, net of cash acquired	(51.0)	(464.3)
(27.2)	(34.8)	Capitalization of software development costs	(115.8)	(132.5)
(3.6)	(8.9)	Purchases of property and equipment	(22.0)	(26.5)
-	-	Other investing activities	1.0	-
(66.4)	(386.8)	Net cash used in investing activities	(147.6)	(665.9)

		Cash flows from financing activities:
(140.0)	(150.1)	Treasury stock acquired	(439.0)	(780.5)
(6.0)	(6.5)	Repurchases of stock to satisfy employee tax withholding obligations	(25.1)	(38.2)
28.9	11.0	Proceeds from stock options exercised and other	130.2	52.8
5.4	1.5	Excess tax benefit from share-based compensation expense	18.6	15.1
(3.1)	(3.8)	Repayments of borrowings and capital lease obligations	(23.7)	(24.5)
-	493.3	Proceeds from borrowings, net of issuance costs	(1.9)	493.3
(114.8)	345.4	Net cash provided by (used in) financing activities	(340.9)	(282.0)

7.6	5.9	Effect of exchange rate changes on cash and cash equivalents	15.6	(16.4)
116.8	177.4	Net change in cash and cash equivalents	292.3	(164.0)
1,544.1	1,319.5	Cash and cash equivalents, beginning of period	1,368.6	1,660.9
$1,660.9	$1,496.9	Cash and cash equivalents, end of period	$1,660.9	$1,496.9

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses (In millions) (Unaudited)

	Quarter Ended March 31,		Year Ended March 31,
	2011	2012	2011	2012

GAAP operating expenses	$420.4	$458.7	$1,532.5	$1,628.1

Share-based compensation expense	(30.2)	(34.5)	(106.5)	(127.2)

Amortization of intangible assets	(20.1)	(31.6)	(79.1)	(97.7)

Severance, exit costs and related charges	(4.9)	(7.9)	(14.3)	(10.8)

Non-GAAP operating expenses	$365.2	$384.7	$1,332.6	$1,392.4

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income (In millions) (Unaudited)

	Quarter Ended March 31,		Year Ended March 31,
	2011	2012	2011	2012

GAAP operating income	$141.8	$106.0	$532.8	$543.9

Share-based compensation expense	30.2	34.5	106.5	127.2

Amortization of intangible assets	20.1	31.6	79.1	97.7

Severance, exit costs and related charges	4.9	7.9	14.3	10.8

Non-GAAP operating income	$197.0	$180.0	$732.7	$779.6

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Operating Margin to Non-GAAP Operating Margin (In millions) (Unaudited)

	Quarter Ended March 31,			Quarter Ended March 31,			Quarter Ended March 31,
	2011	2012		2011	2012		2011	2012

GAAP revenue:	$562.2	$564.7	GAAP operating income:	$141.8	$106.0	GAAP operating margin:	25%	19%

			Share-based compensation expense	30.2	34.5

			Amortization of intangible assets	20.1	31.6

			Severance, exit costs and related charges	4.9	7.9

GAAP revenue:	$562.2	$564.7	Non-GAAP operating income:	$197.0	$180.0	Non-GAAP operating margin:	35%	32%

	Year Ended March 31,			Year Ended March 31,			Year Ended March 31,
	2011	2012		2011	2012		2011	2012

GAAP revenue:	$2,065.3	$2,172.0	GAAP operating income:	$532.8	$543.9	GAAP operating margin:	26%	25%

			Share-based compensation expense	106.5	127.2

			Amortization of intangible assets	79.1	97.7

			Severance, exit costs and related charges	14.3	10.8

GAAP revenue:	$2,065.3	$2,172.0	Non-GAAP operating income:	$732.7	$779.6	Non-GAAP operating margin:	35%	36%

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Net Earnings to Non-GAAP Net Earnings (In millions) (Unaudited)

	Quarter Ended March 31,		Year Ended March 31,
	2011	2012	2011	2012

GAAP net earnings	$122.5	$70.7	$456.2	$401.0

Share-based compensation expense	30.2	34.5	106.5	127.2

Amortization of intangible assets	20.1	31.6	79.1	97.7

Severance, exit costs and related charges	4.9	7.9	14.3	10.8

Subtotal pre-tax reconciling items	55.2	74.0	199.9	235.7

Tax effect of above pre-tax items	(11.2)	(22.2)	(52.7)	(68.4)

Impact of certain discrete tax items	(25.2)	-	(57.2)	(6.2)

Non-GAAP net earnings	$141.3	$122.5	$546.2	$562.1

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share (Unaudited)

	Quarter Ended March 31,		Year Ended March 31,
	2011	2012	2011	2012

GAAP diluted earnings per share	$0.67	$0.43	$2.50	$2.32

Share-based compensation expense	0.17	0.21	0.58	0.74

Amortization of intangible assets	0.11	0.19	0.43	0.57

Severance, exit costs and related charges	0.03	0.05	0.08	0.06

Subtotal pre-tax reconciling items	0.30	0.45	1.10	1.36

Tax effect of above pre-tax items	(0.06)	(0.13)	(0.29)	(0.40)

Impact of certain discrete tax items	(0.14)	-	(0.31)	(0.04)

Non-GAAP diluted earnings per share	$0.78	$0.74	$2.99	$3.25

Shares used in computing diluted earnings per share (in millions)	182.3	165.6	182.4	172.8

CONTACT:
BMC Software
Global Communications:
Jennifer Brenner, 713-918-2421
jennifer_brenner@bmc.com
or
Investor Relations:
Derrick Vializ, 713-918-1805
derrick_vializ@bmc.com